                                                                    EXHIBIT 10.7

                                    SUBLEASE

1.    PARTIES.

      This Sublease ("Sublease"), dated for reference purposes July 3rd, 2001, is made between WebSideStory, Inc. ("Sublessor"), and RF Magic ("Sublessee").

2.    MASTER LEASE.

      Sublessor is the tenant under a written lease dated August 23, 1999 (the "Master Lease"), wherein LNR Seaview, Inc, a California corporation ("Lessor") leased to Sublessor the real property located in the City of San Diego, County of San Diego, State of California, described as: 10182 Telesis Court, Suites 400, 500 and 600, San Diego, California, 92121 ("Master Premises"). A true and correct copy of the Master Lease is attached hereto as EXHIBIT A. Any capitalized terms used herein and not defined herein shall have the meanings set forth for such capitalized terms in the Master Lease.

3.    SUBLEASED PREMISES; USE.

      Sublessor hereby subleases to Sublessee on the terms and conditions set forth in this Sublease the following portion of the Master Premises: Suite 400 at 10182 Telesis Court indicated on EXHIBIT B attached hereto and consisting of 21,352 rentable square feet on the fourth floor (the "Subleased Premises"). The parties acknowledge and agree upon the accuracy of said square feet figure. Sublessee may use the Subleased Premises for the uses identified in Section 1.12 and Article 6.1 of the Master Lease; provided, however, that, in addition to such uses, Sublessee may also use in the Subleased Premises those hazardous materials listed on EXHIBIT E.

4.    TENANT IMPROVEMENTS AND UTILITIES.

      At Sublessee's option and with Sublessor's consent hereby, Sublessee shall construct, at its expense (but subject to reimbursement as set forth below), within the Subleased Premises private offices ("Office Work"), a lobby (the "Lobby Work") and approximately 2,000 square feet of electronics lab ("Lab Work") and such other tenant improvements as Sublessee desires, in each case based on plans, specifications and cost estimates to be reasonably approved by Sublessor and subject to Lessor's approval under the Master Lease. Sublessor shall reimburse Sublessee, within ten (10) days of invoice, for the actual cost of the Office Work, up to a maximum amount of $30,000. With respect to the Office Work, Lobby Work and the Lab Work: (a) Sublessor and Sublessee shall agree upon a mutually acceptable architect for any and all architectural and space planning services and upon a mutually acceptable contractor for construction work; (b) the precise location and configuration shall be subject to review and reasonable approval of Sublessor; (c) all work shall be performed in accordance with Lessor's Rules and Regulations as set forth on Exhibit E of the Master Lease; and (d) Sublessee shall comply with all applicable provisions of the Master Lease, including obtaining any and all required consents of Lessor and any restrictions on the use of chemicals or hazardous materials. Sublessor hereby consents to the construction of the Initial Tenant Improvements as further described in Exhibit C attached hereto. Sublessee shall not be obligated to remove at any time during or at the expiration of the Sublease Term the Office Work, Lobby Work or Lab Work. Notwithstanding Section 12.2 of the Master Lease, the Initial Tenant Improvements shall throughout the Sublease Term be and remain Sublessee's property. Sublessor hereby agrees to provide Lessor the letter of credit required under Section 4.10 of the Lessor's consent (attached hereto as Exhibit D) on or before July 9, 2001, and Sublessee shall receive one (1) day of free Rent for each day beyond July 9, 2001 that such letter of credit has not been so provided to Lessor. Sublessee shall be responsible for moving, at its own expense, data and voice cabling to the Subleased Premises from the fifth floor of the Master Premises. Sublessor will provide Sublessee Sublessor's Nitsuko telephone system and twenty (20) telephones, which Sublessee will have the right to install at its own expense. Sublessee will be entitled to use such telephone system for two (2) months from the date such system is installed without charge. Sublessee understands and acknowledges that the telephone system and telephones are being provided by Sublessor "AS IS" and without warranty of any kind. Sublessor will separate, at Sublessee's expense, the entry security system for the Subleased Premises so that Sublessee will have sole control over such system. Sublessor will provide to Sublessee six (6) months of

      Internet access without charge, "AS IS" and subject to a peak aggregate bandwidth limit of 3 Megs.

5.    WARRANTIES AND COVENANTS OF SUBLESSOR.

      Sublessor warrants and represents that, to the extent such matters are Sublessor's responsibility under the Master Lease, as of the Commencement Date, (i) the Subleased Premises will comply with all applicable laws, rules, regulations, codes, ordinances, underwriters' requirements, covenants, conditions and restrictions ("Laws"), (ii) the Subleased Premises will be in good and clean operating condition and repair, and
      (iii) the electrical, mechanical, HVAC, plumbing, sewer, elevator, doors, and other systems serving the Subleased Premises will be in good operating condition and repair. Sublessor shall, promptly after receipt of notice from Sublessee, remedy any non-compliance with such warranty at Sublessor's sole cost and expense.

      As an inducement to Sublessee to enter the Sublease, Sublessor represents and warrants that (i) the Master Lease is in full force and effect, and there exists under the Master Lease no default or event of default by either Lessor or Sublessor, nor has there occurred any event which, with the giving of notice or the passage of time or both, could constitute such a default or event of default; (ii) there are no pending or threatened actions, suits or proceedings before any court or administrative agency against Sublessor, Lessor or third parties which could, in the aggregate, adversely affect the Subleased Premises or any part thereof or the ability of Lessor or Sublessor to perform their respective obligations under the Master Lease or of Sublessor to perform its obligations under the Sublease, and Sublessor is not aware of any facts that might result in any such actions, suits or proceedings; (iii) there is no pending or threatened condemnation or similar proceeding affecting the Premises or any portion thereof, and Sublessor has no knowledge that any such action currently is contemplated.

      Sublessor shall (i) keep the Master Lease in effect; (ii) not modify, amend or waive any provisions thereof or make any election, exercise any option, right or remedy, or grant any consent or approval thereunder without, in each instance, Sublessee's prior written consent; (iii) pay the rent due and perform all of Sublessor's other obligations under the Master Lease, except to the extent that Sublessee is obligated to perform such other obligations under the Sublease; (iv) not take any action or omit to take any action that could cause or constitute a breach of the Master Lease or otherwise give rise to a right of Lessor to terminate the Master Lease or declare any provision thereof to have become ineffective;
      (v) enforce performance of all obligations of Lessor under the Master Lease; and (vi) deliver to Sublessee, promptly upon Sublessor's receipt or sending thereof, copies of any notices of breach or default by Sublessor, as tenant, under the Master Lease and of any notices sent to Lessor of Lessor's breach or default under the Master Lease. In enforcing performance of all such obligations of Lessor, Sublessor shall (a) upon Sublessee's written request, immediately notify Lessor of its nonperformance under the Master Lease and request that Lessor perform its obligations under the Master Lease, and (b) permit Sublessee to commence a lawsuit or other action in Sublessee's name (and assign to Sublessee any rights of Sublessor required in connection therewith), or commence a lawsuit or other action in Sublessor's name, to obtain the performance required from Lessor under the Master Lease, provided that Sublessee pays all costs and expenses incurred in connection with any such lawsuit or other action.

6.    TERM.

      The term of this Sublease ("Sublease Term") shall be for approximately thirty-six (36) months. The Sublease Term shall commence on a date ("Commencement Date") which is the earlier of (a) the date that Sublessee has completed its network cabling and telephone installation work and the Subleased Premises are ready to be occupied; and five (5) days after the Master Lessor's consent referred to in Section 17 below has been received. In order to avoid uncertainty, the parties agree that regardless of the actual Commencement Date, the Sublease Term shall expire at 11:59 p.m. on June 14, 2004. If for any reason, notwithstanding Sublessor's commercially reasonable efforts, Sublessor cannot deliver possession of the Subleased Premises to Sublessee on the Commencement Date, the validity of this Sublease shall not be impaired. Notwithstanding the foregoing, if Sublessor has not delivered possession to Sublessee within two (2) days after Master Lessor executes the Master Lessor's consent, then at any time thereafter and before delivery of possession of the Subleased Premises to Sublessee, Sublessee may give written notice to Sublessor of Sublessee's intention to terminate this Sublease in which case all consideration previously paid by Sublessee to Sublessor on account of this Sublease shall be returned to Sublessee, this Sublease shall thereafter be of no further force or effect, and Sublessor shall have no further liability to Sublessee on account of such delay or cancellation.

7.    RENT.

      Sublessee shall pay to Sublessor as Basic Rent based on 15,000 rentable square feet. However, Sublessee shall have exclusive use of all 21,352 rentable square feet of the Subleased Premises. Such Basic Rent payments shall be without deduction, setoff, notice or demand, at 10182 Telesis Court, Suite 600, San Diego, California, 92121, or at such other place as Sublessor shall designate from time to time by written notice to Sublessee, and shall consist of the following sums for the following periods on the first day of each month of the Term:

Month                Monthly Rent
-----                ------------
1-12                  $29,250.00
13-24                 $30,420.00
25-36                 $31,636.00

      Sublessee shall pay to Sublessor upon execution of this Sublease $ 29,250.00 as Rent for the first full month of the Term. Sublessee shall deliver to Sublessor upon Lessor's consent to this Sublease $31,636.00 as a Cash Security Deposit, in accordance with Section 5 of the Master Lease, and Sublessee shall also post, upon Lessor's consent to this Sublease, an irrevocable Letter of Credit for the duration of the Sublease Term for the benefit of Sublessor, in the amount of $94,910.00, to be drawn upon only to cure, and only to the actual extent of an actual economic default of the Sublessee. Subject to the amount and time frame set forth above, the mechanics with respect to said Letter of Credit shall be in accordance with Sections 5.2(a) and (c) of the Master Lease. Notwithstanding the foregoing, in the event of Sublessor's default under, or breach of, this Sublease or the Master Lease, Sublessor shall immediately return to Sublessee the original Letter of Credit, in the full amount thereof (except as reduced by any amount which Sublessor is entitled to draw down from the Letter of Credit pursuant to this Sublease), or at Sublessee's election, Sublessor shall transfer the Letter of Credit to Lessor and shall execute any documents reasonably required to effect such transfer; provided, however, that Sublessor shall not be obligated to so return or to so transfer the Letter of Credit if Sublessor's breach or default is the direct result of Sublessee's breach of, or default under, this Sublease. Sublessor hereby acknowledges that in the event Sublessee elects to remain in the Subleased Premises, or Lessor elects to have Sublessee attorn to Lessor, pursuant to Sections 1.1(c) and 3.2, respectively, of the Lessor's consent attached hereto as Exhibit D, to provide Lessor with the Letter of Credit promptly upon such election or attornment and therefore time is of the essence with respect to Sublessor's returning or transferring the Letter of Credit as set forth above. If the Term begins on a day other than the first day of a month or ends on a day other than the last day of the month, the Rent for the partial months shall be prorated on a per diem basis based on the actual number of days in the month in which the Sublease commences and ends. For purposes of this Sublease, "Base Year" shall mean calendar year 2001, and Sublessee's Tenant's Percentage shall be 17.4%. Sublessee's Tenant's Percentage is determined by dividing 21,352 of rentable square feet in Subleased Premises by 122,798, the rentable square feet of the Building and expressing the result as a percentage. Sublessee shall pay Sublessee's Tenant's Percentage of Direct Expenses in the same manner as set forth in, and pursuant to the terms of, Article 4 of the Master Lease. In no event shall Sublessee's obligation to pay Direct Expenses exceed Sublessee's Tenant's Percentage share of Direct Expenses due and payable by Sublessor under the Master Lease. Sublessee shall pay Sublessee's Tenant's Percentage of Direct Expenses as and when the same is due and payable to Lessor under the Master Lease and no earlier. Sublessee shall be entitled to its pro rata share of all credits, if any, given by Lessor to Sublessor for Sublessor's and/or

      Sublessee's overpayment of Direct Expenses. Sublessee shall be entitled to, and benefit from, any rental abatement granted Sublessor under the Master Lease for whatever reason to the extent that such abatement relates to the Subleased Premises and the Sublease term.

      Notwithstanding the foregoing, in the event that Sublessee has more than seventy (70) employees, consultants, temps or other personnel in the Subleased Premises for any period of five (5) consecutive days, for each additional employee, consultant, temp or other personnel that occupies the Subleased Premises as his or her primary place of doing business above the seventy (70) headcount (i.e., any date when the headcount reaches 71, 72, 73, etc.), Sublessee shall pay from and after such date Basic Rent on an additional 250 rentable square feet at the applicable and adjusted rate per square foot as set forth above until all the rentable square feet in the Subleased Premises is covered by the Basic Rent. Notwithstanding any subsequent reductions in headcount, there shall be no downward adjustments in Basic Rent. No less than monthly, Sublessee shall provide Sublessor reasonably detailed employment documentation sufficient to substantiate the actual headcount on a day-to-day basis.

8.    MAINTENANCE.

      Sublessee shall have all maintenance obligations of the tenant under the Master Lease applicable to the Subleased Premises. Sublessor shall have no maintenance or repair obligations with respect to the Subleased Premises.

9.    PERSONAL PROPERTY.

      During the Term of the Sublease, shall be allowed to use the modular furniture (consisting of 25 workstations) currently located in the Subleased Premises. Sublessee shall keep all such furniture in good condition and repair and return same to Sublessor at the end of the Term, subject to ordinary wear and tear and casualty and condemnation. Any modifications to such modular furniture (e.g. converting a 6' x 6' work station to a 6' x 10' work station) shall be subject to the prior written approval of Sublessor, which shall not be unreasonably withheld, conditioned or delayed; provided, however, that in the event any such modifications are approved, such furniture shall be returned to Sublessor at the end of the Sublease Term with such approved modifications in tact. The parties agree that within five (5) days after the Commencement Date the parties will attach as an exhibit to this Agreement a schedule of such workstations with appropriate particular identifying information.

10.   OTHER PROVISIONS OF SUBLEASE.

      All applicable terms and conditions of the Master Lease are incorporated into and made a part of this Sublease as if Sublessor were the lessor thereunder, Sublessee the lessee thereunder, and the Subleased Premises the Master Premises. Sublessee assumes and agrees to perform the lessee's obligations under the Master Lease during the Term to the extent that such obligations are applicable to the Subleased Premises, except that the obligation to pay rent to Lessor under the Master Lease shall be considered performed by Sublessee to the extent and in the amount rent is paid to Sublessor in accordance with Section 6 of this Sublease. The parties agree that the Waiver of Subrogation set forth in Section 22(i) shall apply as between Sublessor and Sublessee notwithstanding anything to the contrary in the Sublease or Master Lease. Sublessee shall not commit or suffer any act or omission that will violate any of the provisions of the Master Lease. Sublessor shall exercise due diligence in attempting to cause Lessor to perform its obligations under the Master Lease for the benefit of Sublessee. If the Master Lease terminates for any reason other than a default by Sublessor as Tenant under the Master Lease, this Sublease shall terminate and the parties shall be relieved of any further liability or obligation under this Sublease. If the Master Lease terminates for a default by Sublessor as Tenant under the Master Lease, this Sublease shall terminate and Sublessor shall not be relieved of any liability or obligation under this Sublease. Notwithstanding the foregoing, if the Master Lease gives Sublessor any right to terminate the Master Lease in the event of the partial or total damage, destruction, or condemnation of the Master Premises or the building or project of which the Master Premises are a part, the exercise of such right by Sublessor shall not constitute a default or breach hereunder. If Lessor seeks to terminate the Master Lease because of a default or alleged default by Sublessor under the Master Lease, Sublessor shall use its reasonable good faith efforts to maintain the Master Lease in full force and effect for the benefit of Sublessee and Sublessor and to reinstate the Master Lease and/or to claim and pursue any right of redemption or relief from forfeiture of the Master Lease (and as a consequence thereof any forfeiture of the Sublease) to which Sublessor may be entitled at law or in equity.

11.   NONAPPLICABLE MASTER LEASE PROVISIONS.

      Notwithstanding Section 10 above, (a) the following sections of the Master Lease shall not apply under this Sublease: In the Summary of Basis Lease
      Information: Section 1.2 (Tenant's Address); Section 1.5 (Premises);
      Section 1.6 (Term); Section 1.7 (Estimate of Commencement Date); Section
      1.8 (Monthly Basic Rent); Section 1.9 (Tenant's Percentage); Section 1.10 (Base Year); Section 1.11 (Security Deposit); Section 1.13 (Tenant Improvements); Section 1.15 (Parking with respect to exclusive spaces only); in the Master Lease itself: Section 1.4 (Suite 400) Article 2
      (Term); Article 3.1 (with respect to the amount of Basic Rent);
      Section 4.4(g) (first sentence only); Section 5.1 (first and last sentence only); Section 5.2(a) (first sentence only); Section 5.2(b) (Letter of Credit amount); Section 6.3(a); Section 7 (only with respect to specified addresses); Section 8; Section 12.5; Section 12.6; Section 31 (second sentence only); Article 34 (Right of First Refusal); Article 35 (Temporary Space); Article 36 (Option Term); Exhibit B, Exhibit C (Work Letter Agreement) and Exhibit D; (b) references in the following provisions to "Landlord" shall mean Lessor only: in the Summary of Basic Lease
      Information: Section 1.1; in the Master Lease itself: Sections 1.2; 1.3; 4.2; 4.4(c); 4.4(d); 4.4(e); 4.6; 4.7 (Tenant's Audit Rights); 6.2; 11.2;
      12.1(c) (second to last sentence only); 12.1(d); Article 18; Article 19;
      Article 25; Section 28.1; and Article 30; Exhibit E; and (c) references in the following provision to "Landlord" shall mean Lessor and Sublessor:
      6.4(b). Notwithstanding Section 14 of the Master Lease, a sale or transfer of Sublessee's capital stock shall not be deemed an assignment, subletting or any other transfer of the Sublease or the Subleased Premises.

12.   SIGNAGE AND PARKING.

      Sublessee's only rights to signage hereunder shall be to suite identification signage and, to the extent agreed upon by Lessor, lobby directory signage. Sublessee shall have use of ninety-two (92) parking spaces per Section 1.16 of the Master Lease, subject to the other parking provisions of the Master Lease.

13.   ATTORNEYS' FEES.

      If Sublessor or Sublessee shall commence legal action against the other arising out of or in connection with this Sublease, the prevailing party shall be entitled to recover its costs of suit and reasonable attorneys' fees.

14.   AGENCY DISCLOSURE.

      Sublessor and Sublessee each warrant that they have dealt with no other real estate broker finders, agents or salesmen in connection with this transaction except David Marino of Irving Hughes, who represents WebSideStory and Brian Ffrench of Irving Hughes, who represents RF Magic. Each party agrees to hold the other party harmless from and against all claims for brokerage commissions, finder's fees or other compensation made by any other agent, broker, salesman or finder as a consequence of such party's actions or dealings with such agent, broker, salesman or finder.

15.   COMMISSION.

      Upon execution of this Sublease, and consent thereto by Lessor, Sublessor shall pay Irving Hughes a real estate brokerage commission in the amount of four percent (4%) of the value of the Sublease Basic Rent for the Sublease Term for services rendered in effecting this Sublease of the Subleased Premises. Such commission shall be paid by Sublessor fifty percent (50%) upon mutual Sublease execution and consent thereto by Lessor and fifty percent (50%) upon the Commencement Date.

16.   NOTICES.

      All notices and demands, which may or are to be required or permitted to be given by either party on the other hereunder shall be in writing. All notices and demands by the Sublessor to Sublessee shall be hand delivered or sent by nationally recognized overnight courier to the Sublessee at the Subleased Premises, or to such other place as Sublessee may from time to time designate in a notice to the Sublessor. All notices and demands by the Sublessee to Sublessor shall be hand delivered or sent by nationally recognized overnight courier to the Sublessor at the address set forth above in Section 7, and to such other person or place as a the Sublessor may from time to time designate in a notice to the Sublessee.

      17.   CONSENT BY LESSOR.

THIS SUBLEASE AND SUBLESSOR'S AND SUBLESSEE'S OBLIGATIONS HEREUNDER ARE CONDITIONED UPON THE WRITTEN CONSENT OF LESSOR AND THIS SUBLEASE SHALL BE OF NO FORCE OR EFFECT UNLESS CONSENTED TO BY LESSOR, WHICH CONSENT SHALL CONTAIN THE ITEMS SET FORTH BELOW, WITHIN TEN (10) DAYS AFTER EXECUTION HEREOF.

Sublessor shall use commercially reasonable efforts to obtain Master Lessor's consent to this Sublease in the form attached hereto as Exhibit D, which form shall contain all of the following provisions unless waived by Sublessee in writing:

(i) Notwithstanding Section 14 of the Master Lease, a sale of Sublessee's capital stock shall not be deemed an assignment, subletting or other transfer of the Sublease or the Subleased Premises.

(ii) Lessor hereby approves of the Initial Tenant Improvements set forth on the space plan attached to the Sublease as Exhibit C. In no event shall Sublessee be obligated to remove the lobby and nine offices as described on Exhibit C during or at expiration of the term of this Sublease.

(iii) If the Master Lease terminates prior to expiration of the term of the Sublease for any reason other than as a result of Lessor's right to terminate the Master Lease for casualty or condemnation as provided in the Master Lease, agrees not to disturb Sublessee's subtenancy for a period of six (6) months; provided, however, that during such six (6) month period Sublessee shall be obligated to pay monthly Rent at the monthly Rent rate payable by Sublessor under the Master Lease at the time of the termination of the Master Lease. Notwithstanding the foregoing, Lessor may shorten the six (6) month period to thirty(30) days in the event (i) there have been prior complaints regarding Sublessee's use of hazardous materials in the Subleased Premises or (ii) Lessor has executed a lease with a new prospective tenant for all of the space that is subject of the Master Lease and Lessor requires possession of the Subleased Premises as a result thereof.

(iv) Lessor hereby approves of Sublessee's use of the Hazardous Materials set forth in Section 3, subject to all requirements and restrictions, including Sublessee's obtaining of additional insurance, of the Master Lease.

      In the event that the Lessor's consent to this Sublease does not contain the above items, Sublessee may terminate this Sublease upon written notice to Sublessor whereupon any monies previously paid by Sublessee to Sublessor shall be reimbursed to Sublessee. Upon receipt of notice that Lessor has consented to the Sublease, Sublessor shall promptly inform Sublessee that such consent has been obtained so that Sublessee may make arrangements with respect to any work that needs to be done to the Subleased Premises as part of Sublessee's relocation thereto.

In witness whereof the parties below enter into this Agreement as of the dates first above written.

SUBLESSOR: WEBSIDESTORY, INC.,                SUBLESSEE: RF MAGIC,
           a Delaware corporation                        a Delaware corporation

By: /s/ John J. Hentrich                      By: /s/ Mark H. Foley
    --------------------------                    ----------------------------
Name: John J. Hentrich                        Name: Mark H. Foley

Title: CEO                                    Title: President & CEO

Date:                                         Date:
      ------------------------                      --------------------------

    [Signature Page to Sublease Agreement for 10182 Telesis Court Suite 400]

                                    EXHIBIT A

                                  Master Lease

                                [To be attached]

                                    EXHIBIT B

                      Floor Plan Showing Subleased Premises

                                [To be attached]

                                    EXHIBIT C

                     Floor Plan Showing Tenant Improvements

                                    EXHIBIT D

                          Lessor's Consent to Sublease

                                [To be attached]

                                       B-l

                                    EXHIBIT E

                          Permitted Hazardous Materials

        CHEMICAL                             AMOUNT STORED ON PREMISES
-----------------------------------------------------------------------
  HF hydra floric acid                               2 gallons
KOH potassium hydroxide                              2 gallons
   hydrogen peroxide                                 2 gallons
   ammonia hydroxide                                 2 gallons
     fuming nitric                                   2 gallons
    fuming sulpheric                                 2 gallons
        acetone                                      2 gallons
   isopropyl alcohol                                 2 gallons
    liquid nitrogen                          100 gallons (2 containers)

STORAGE METHOD: Most chemicals will be stored in their original one-gallon containers in a secure cabinet. The liquid nitrogen will be stored in original containers on a tile floor until empty and then exchanged for full containers.

                                       B-l

                                    EXHIBIT A

                                  Master Lease

                                [To be attached]

                                       A-l